Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this accompanying prospectus as part of a registration statement on Form S-3 of our report dated March 18, 2013 relating to the financial statements included in Celsion Corporation's Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and the effectiveness of internal control over financial reporting for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Baltimore, Maryland

February 13, 2014